Exhibit 99.1

Air Lease Corporation Announces Third Quarter 2018 Results

Los Angeles, California, November 8, 2018 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the three and nine months ended September 30, 2018.

•	Revenues:
°	$451 million for the three months ended September 30, 2018, an increase of 19.6%
°	$1.2 billion for the nine months ended September 30, 2018, an increase of 10.0%
•	Diluted earnings per share:
°	$1.32 for the three months ended September 30, 2018, an increase of 46.7%
°	$3.36 for the nine months ended September 30, 2018, an increase of 29.7%
•	Adjusted diluted earnings per share before income taxes:
°	$1.73 for the three months ended September 30, 2018, an increase of 15.3%
°	$4.55 for the nine months ended September 30, 2018, an increase of 4.8%
•	Margin:
°	Pre-tax margin of 39.8% for the three months ended September 30, 2018
°	Adjusted pre-tax margin of 42.7% for the three months ended September 30, 2018
•	Return on equity:
°	Pre-tax return on equity of 15.6% for the trailing twelve months ended September 30, 2018
°	Adjusted pre-tax return on equity of 16.8% for the trailing twelve months ended September 30, 2018

Highlights

•

Took delivery of seven aircraft from our order book representing $682 million in capital expenditures, ending the quarter with $15.1 billion in aircraft with a weighted average age of 3.8 years and a weighted average lease term remaining of 6.8 years.

•	Sold 10 aircraft to Thunderbolt II Aircraft Lease Limited during the quarter for sales proceeds of $244 million.
•	Ended the quarter with our aircraft order book 96% placed through 2019 and 82% placed through 2020 on long term leases.
•

Ended the quarter with $24.1 billion in committed minimum future rental payments consisting of $11.4 billion in contracted minimum rental payments on the aircraft in our existing fleet and $12.7 billion in minimum future rental payments related to aircraft on order.

•	Raised $1.6 billion in debt financing during the quarter, including issuances of unsecured senior notes of $700 million at 3.500% due 2022 and $500 million at 4.625% due 2028.
•

Increased our quarterly cash dividend by 30%, from $0.10 per share to $0.13 per share. The next quarterly dividend of $0.13 per share will be paid on January 9, 2019 to holders of record of our Class A common stock as of December 13, 2018.

“We had an excellent quarter achieving record revenues while delivering consistent, strong pre-tax margins and returns on equity.  Aircraft sales into the Thunderbolt II platform progressed well, as did our forward lease placements for the quarter. Aircraft leasing and sales demand remain solid. Interest rate adjusters have been applied at our new aircraft deliveries throughout 2018 as they were intended and contracted in our leases. We are well prepared for the CapEx growth we envision through 2019,” said John L. Plueger, Chief Executive Officer and President.

“In just nine years, Air Lease has grown into an industry leading lessor with more than $17.5 billion in assets across 94 airline customers worldwide. We are pleased with ALC’s strong financial performance, and believe our business model and our people continue to differentiate our platform enabling us to produce extraordinary results. In recognition of ALC’s success, we are pleased to announce that the Board of Directors has authorized a 30% increase in ALC’s quarterly dividend to $0.13 per share from $0.10 per share,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes our operating results for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per share amounts and percentages):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	$ change	% change	2018	2017	$ change	% change
Revenues	$450,698	$376,765	$73,933	19.6%	$1,229,721	$1,117,909	$111,812	10.0%
Income before taxes	$179,382	$154,119	$25,263	16.4%	$468,110	$443,866	$24,244	5.5%
Net income	$146,574	$99,188	$47,386	47.8%	$372,436	$285,050	$87,386	30.7%
Adjusted net income before income taxes(1)	$192,429	$166,436	$25,993	15.6%	$505,506	$479,739	$25,767	5.4%
Diluted EPS	$1.32	$0.90	$0.42	46.7%	$3.36	$2.59	$0.77	29.7%
Adjusted diluted EPS before income taxes(1)	$1.73	$1.50	$0.23	15.3%	$4.55	$4.34	$0.21	4.8%

(1)

Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted EPS before income taxes and a reconciliation to their most comparable GAAP financial measures.

Revenues increased $74 million or 20% to $451 million for the three months ended September 30, 2018, as compared to the three months ended September 30, 2017. This increase was principally driven by the continued growth of our fleet, as well as an increase in our sales and trading activity. During the quarter we sold 10 aircraft generating $24 million in gains, as compared to the corresponding prior year quarter, where we sold seven aircraft generating $7 million in gains.

Income before taxes increased $25 million or 16% to $179 million for the three months ended September 30, 2018, as compared to the three months ended September 30, 2017. This increase was principally driven by the continued growth of our fleet and an increase in our sales and trading activity, partially offset by increases in our interest expense, due to the rise in our average debt balances and composite interest rate, and selling general and administrative expenses resulting from increased transactional expenses.

Net income increased $47 million or 48% to $147 million representing $1.32 per diluted share for the three months ended September 30, 2018, as compared to the three months ended September 30, 2017. This increase was driven by the growth in revenues highlighted above, partially offset by the increased expenses mentioned above.  Furthermore, our lower tax expense was primarily due to the effects from the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”), which, among other things, lowered the corporate tax rate from 35% to 21% effective January 1, 2018. In addition to the effects of the Tax Reform Act, we recorded an $8.4 million tax benefit from the utilization of foreign tax credits in the period.

Flight Equipment Portfolio

Our fleet grew by 14.1% to a net book value of $15.1 billion as of September 30, 2018 compared to $13.3 billion as of December 31, 2017.  As of September 30, 2018, our fleet was comprised of 268 owned aircraft, with a weighted-average age and remaining lease term of 3.8 years and 6.8 years, respectively, and 60 managed aircraft.  We have a globally diversified customer base of 94 airlines in 56 countries.

During the quarter ended September 30, 2018, we took delivery of seven aircraft from our order book and sold 10 aircraft ending the quarter with 268 owned aircraft in our operating lease portfolio.

The following table summarizes the key portfolio metrics of our fleet as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Aggregate fleet net book value	$15.1 billion	$13.3 billion
Weighted-average fleet age(1)	3.8 years	3.8 years
Weighted-average remaining lease term(1)	6.8 years	6.8 years

Fleet size	268	244
Managed fleet	60	50
Aircraft on order	384	368
Aircraft purchase options(2)	50	5
Total	762	667

Current fleet contracted rentals	$11.4 billion	$10.1 billion
Committed fleet rentals	$12.7 billion	$13.3 billion
Total committed rentals	$24.1 billion	$23.4 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.
(2)

As of September 30, 2018, we had options to acquire up to five Airbus A350-1000 aircraft and 45 Boeing 737-8 MAX aircraft. As of December 31, 2017, we had options to acquire up to five Airbus A350-1000 aircraft.

The following table details the region concentration of our fleet:

	September 30, 2018	December 31, 2017
Region	% of Net Book Value	% of Net Book Value
Europe	29.5%	31.7%
Asia (excluding China)	25.0%	22.4%
China	17.8%	20.5%
The Middle East and Africa	13.0%	11.2%
Central America, South America and Mexico	6.9%	7.0%
U.S. and Canada	4.5%	4.5%
Pacific, Australia and New Zealand	3.3%	2.7%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	September 30, 2018		December 31, 2017
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319-100	1	0.4%	1	0.4%
Airbus A320-200	37	13.8%	40	16.4%
Airbus A320-200neo	6	2.2%	5	2.1%
Airbus A321-200	32	11.9%	29	11.9%
Airbus A321-200neo	11	4.1%	5	2.1%
Airbus A330-200	15	5.6%	15	6.2%
Airbus A330-300	5	1.9%	5	2.0%
Airbus A350-900	6	2.2%	2	0.9%
Boeing 737-700	4	1.5%	3	1.2%
Boeing 737-800	100	37.3%	102	41.8%
Boeing 737-8 MAX	11	4.1%	2	0.8%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	24	8.9%	24	9.7%
Boeing 787-9	13	4.9%	8	3.3%
Embraer E190	1	0.4%	1	0.4%
Total	268	100.0%	244	100.0%

Debt Financing Activities

We ended the third quarter of 2018 with total debt financing, net of discounts and issuance costs, of $11.1 billion, resulting in a debt to equity ratio of 2.48:1.

Our debt financing was comprised of unsecured debt of $10.8 billion representing 96.1% of our debt portfolio as of September 30, 2018 as compared to 94.6% as of December 31, 2017.  Our fixed rate debt represented 91.7% of our debt portfolio as of September 30, 2018 as compared to 85.4% as of December 31, 2017.  Our composite cost of funds increased to 3.45% as of September 30, 2018 as compared to 3.20% as of December 31, 2017.

In the third quarter of 2018, we raised $1.6 billion in debt financing, including issuances of unsecured senior notes of $700 million at 3.500% due 2022 and $500 million at 4.625% due 2028.

Our debt financing was comprised of the following at September 30, 2018 and December 31, 2017 (dollars in thousands):

	September 30, 2018	December 31, 2017
Unsecured
Senior notes	$9,968,445	$8,019,871
Term financings	616,230	203,704
Convertible senior notes	199,950	199,983
Revolving credit facility	—	847,000
Total unsecured debt financing	10,784,625	9,270,558
Secured
Term financings	399,722	484,036
Export credit financing	39,929	44,920
Total secured debt financing	439,651	528,956

Total debt financing	11,224,276	9,799,514
Less: Debt discounts and issuance costs	(129,939)	(100,729)
Debt financing, net of discounts and issuance costs	$11,094,337	$9,698,785
Selected interest rates and ratios:
Composite interest rate(1)	3.45%	3.20%
Composite interest rate on fixed-rate debt(1)	3.43%	3.27%
Percentage of total debt at fixed-rate	91.65%	85.42%

(1)	This rate does not include the effect of upfront fees, undrawn fees or amortization of debt discounts and issuance costs.

Conference Call

In connection with this earnings release, Air Lease Corporation will host a conference call on November 8, 2018 at 4:30 PM Eastern Time to discuss the Company's financial results for the third quarter of 2018.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 2458797.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on November 8, 2018 until 7:30 PM ET on November 15, 2018. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 2458797.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:
Mary Liz DePalma Assistant Vice President, Investor Relations Email: mdepalma@airleasecorp.com

Media:
Laura Woeste Manager, Media and Investor Relations Email: lwoeste@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms or to predict the timing of such sales;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to effectively oversee our managed fleet;
•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment, including tariffs and other restrictions on trade;
•

unanticipated impacts of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), including as a result of changes in assumptions we make in our interpretation of the Tax Reform Act, guidance related to application of the Tax Reform Act that may be issued in the future, and actions that we may take as a result of our expected impact of the Tax Reform Act;

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Cash and cash equivalents	$228,502	$292,204
Restricted cash	20,417	16,078
Flight equipment subject to operating leases	17,309,576	15,100,040
Less accumulated depreciation	(2,161,154)	(1,819,790)
	15,148,422	13,280,250
Deposits on flight equipment purchases	1,573,729	1,562,776
Other assets	596,233	462,856
Total assets	$17,567,303	$15,614,164
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$310,240	$309,182
Debt financing, net of discounts and issuance costs	11,094,337	9,698,785
Security deposits and maintenance reserves on flight equipment leases	962,904	856,140
Rentals received in advance	109,156	104,820
Deferred tax liability	611,748	517,795
Total liabilities	$13,088,385	$11,486,722
Shareholders’ Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 104,068,079 and 103,621,629 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,041	1,036
Class B non-voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,270,302	2,260,064
Retained earnings	2,207,575	1,866,342
Total shareholders’ equity	$4,478,918	$4,127,442
Total liabilities and shareholders’ equity	$17,567,303	$15,614,164

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)
Revenues
Rental of flight equipment	$422,763	$359,487	$1,194,104	$1,072,254
Aircraft sales, trading and other	27,935	17,278	35,617	45,655
Total revenues	450,698	376,765	1,229,721	1,117,909

Expenses
Interest	82,189	63,514	224,584	193,591
Amortization of debt discounts and issuance costs	8,199	6,959	24,231	22,388
Interest expense	90,388	70,473	248,815	215,979

Depreciation of flight equipment	149,703	127,553	428,437	377,952
Selling, general and administrative	26,377	19,262	71,194	65,677
Stock-based compensation	4,848	5,358	13,165	14,435
Total expenses	271,316	222,646	761,611	674,043

Income before taxes	179,382	154,119	468,110	443,866
Income tax expense	(32,808)	(54,931)	(95,674)	(158,816)
Net income	$146,574	$99,188	$372,436	$285,050

Net income per share of Class A and B common stock
Basic	$1.41	$0.96	$3.58	$2.76
Diluted	$1.32	$0.90	$3.36	$2.59
Weighted-average shares outstanding
Basic	104,066,785	103,221,692	103,940,723	103,117,695
Diluted	112,509,612	111,709,545	112,377,870	111,558,125

Other financial data
Pre-tax profit margin	39.8%	40.9%	38.1%	39.7%
Adjusted net income before income taxes(1)	$192,429	$166,436	$505,506	$479,739
Adjusted margin before income taxes(1)	42.7%	44.2%	41.1%	43.0%
Adjusted diluted earnings per share before income taxes(1)	$1.73	$1.50	$4.55	$4.34
Pre-tax return on equity (TTM)	15.6%	17.1%	15.6%	17.1%
Adjusted pre-tax return on equity (TTM)(1)	16.8%	18.5%	16.8%	18.5%

(1)Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, that are not expected to continue in the future and certain other items), adjusted margin before income taxes (defined as adjusted net income before income taxes divided by total revenues, excluding insurance recovery on settlement), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in our cash requirements for our working capital needs.  In addition, our calculation of adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin before income taxes (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$146,574	$99,188	$372,436	$285,050
Amortization of debt discounts and issuance costs	8,199	6,959	24,231	22,388
Stock-based compensation	4,848	5,358	13,165	14,435
Insurance recovery on settlement	—	—	—	(950)
Provision for income taxes	32,808	54,931	95,674	158,816
Adjusted net income before income taxes	$192,429	$166,436	$505,506	$479,739

Reconciliation of denominator of adjusted margin before income taxes:
Total revenues	$450,698	$376,765	$1,229,721	$1,117,909
Insurance recovery on settlement	—	—	—	(950)
Total revenues, excluding insurance recovery on settlement	$450,698	$376,765	$1,229,721	$1,116,959
Adjusted margin before income taxes(1)	42.7%	44.2%	41.1%	43.0%

(1)Adjusted margin before income taxes is adjusted net income before income taxes divided by total revenues, excluding insurance recovery on settlement.

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$146,574	$99,188	$372,436	$285,050
Amortization of debt discounts and issuance costs	8,199	6,959	24,231	22,388
Stock-based compensation	4,848	5,358	13,165	14,435
Insurance recovery on settlement	—	—	—	(950)
Provision for income taxes	32,808	54,931	95,674	158,816
Adjusted net income before income taxes	$192,429	$166,436	$505,506	$479,739
Assumed conversion of convertible senior notes	1,823	1,426	5,309	4,263
Adjusted net income before income taxes plus assumed conversions	$194,252	$167,862	$510,815	$484,002
Weighted-average diluted shares outstanding	112,509,612	111,709,545	112,377,870	111,558,125
Adjusted diluted earnings per share before income taxes	$1.73	$1.50	$4.55	$4.34

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except percentages):

	Trailing Twelve Months Ended September 30,
	2018	2017
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$843,538	$382,038
Amortization of debt discounts and issuance costs	31,297	30,700
Stock-based compensation	18,534	19,034
Insurance recovery on settlement	—	(950)
Provision for income taxes	(209,764)	211,231
Adjusted net income before income taxes	$683,605	$642,053

Shareholders' equity as of September 30, 2017 and 2016, respectively	$3,655,583	$3,288,289
Shareholders' equity as of September 30, 2018 and 2017, respectively	4,478,918	3,655,583
Average shareholders' equity	$4,067,251	$3,471,936

Adjusted pre-tax return on equity (TTM)	16.8%	18.5%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2018	2017
	(unaudited)
Operating Activities
Net income	$372,436	$285,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	428,437	377,952
Stock-based compensation	13,165	14,435
Deferred taxes	95,674	158,816
Amortization of debt discounts and issuance costs	24,231	22,388
Amortization of prepaid lease costs	18,713	14,303
Gain on aircraft sales, trading and other activity	(24,469)	(37,591)
Changes in operating assets and liabilities:
Other assets	(62,528)	(81,006)
Accrued interest and other payables	110	(5,768)
Rentals received in advance	4,335	3,057
Net cash provided by operating activities	870,104	751,636
Investing Activities
Acquisition of flight equipment under operating lease	(1,874,094)	(1,304,317)
Payments for deposits on flight equipment purchases	(548,225)	(565,343)
Proceeds from aircraft sales, trading and other activity	239,067	595,796
Acquisition of aircraft furnishings, equipment and other assets	(204,449)	(134,709)
Net cash used in investing activities	(2,387,701)	(1,408,573)
Financing Activities
Issuance of common stock upon exercise of options and warrants	4,188	2,214
Cash dividends paid	(31,155)	(23,191)
Tax withholdings on stock-based compensation	(7,141)	(5,600)
Net change in unsecured revolving facility	(847,000)	670,000
Proceeds from debt financings	3,358,885	1,101,673
Payments in reduction of debt financings	(1,131,206)	(1,266,440)
Debt issuance costs	(9,327)	(4,164)
Security deposits and maintenance reserve receipts	173,754	173,879
Security deposits and maintenance reserve disbursements	(52,764)	(36,806)
Net cash provided by financing activities	1,458,234	611,565
Net decrease in cash	(59,363)	(45,372)
Cash, cash equivalents and restricted cash at beginning of period	308,282	290,802
Cash, cash equivalents and restricted cash at end of period	$248,919	$245,430
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $38,947 and $33,618 at September 30, 2018 and 2017, respectively	$278,297	$252,806
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$663,223	$398,024
Cash dividends declared, not yet paid	$10,407	$7,742